Interactive Intelligence Reports Second-Quarter 2013 Financial Results

-	Total orders up 115 percent from 2012 second quarter
-	Cloud-based orders quadruple and were 64 percent of total orders
-	Total revenues up 39 percent to $76.2 million

INDIANAPOLIS,  Aug. 5, 2013 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of software and services designed to improve the customer experience, has announced financial results for the three and six months ended June 30, 2013.

“The market is now definitively recognizing how Interactive Intelligence takes enterprises’ customer service experiences to new levels,” said Interactive Intelligence Founder and CEO Dr. Donald Brown. “Demand for our solutions remained strong in the quarter as we executed particularly well in the North America and Asia Pacific regions. Our exceptional year-over-year increase in total orders was driven by a more than 400 percent increase in cloud-based orders, which included the signing of the largest contract in the company’s history.”

Brown added: “While continuing to drive up-market with our best-in-class contact center solutions for the enterprise, we recently expanded our product footprint with the introduction of our cloud-based CaaS Small Center℠ offering specifically designed for contact centers with under 50 agents. Considering our strong performance in the quarter and outlook for continued order growth, we remain confident in our long-term business strategy to increase recurring revenues, consistently grow faster than the overall market, and lead the contact center’s migration to the cloud.”

Second Quarter 2013 Financial Highlights:

-

Orders: Total orders increased by 115 percent from the second quarter of 2012, with cloud-based orders up 469 percent over the second quarter of 2012 to comprise 64 percent of total orders. The company signed 43 contracts over $250,000, including 14 over $1 million, up from 36 and 8 orders in the second quarter of 2012, respectively.

-

Revenues: Total revenues were $76.2 million, an increase of 39 percent over the second quarter of 2012. Recurring revenues, which include support fees from on-premises license agreements and fees from cloud-based solutions, increased 24 percent to $35.1 million and accounted for 46 percent of total revenues. Cloud-based revenues increased 56 percent to $7.9 million. Product revenues were $27.9 million and services revenues were $13.2 million, up 42 percent and 97 percent, respectively, compared to the second quarter of 2012.

-

Total Deferred Revenues: Deferred revenues increased to $108.3 million as of June 30, 2013, from $78.8 million as of June 30, 2012. In addition, the amount of unbilled future cloud-based revenues increased to $136.0 million from $49.7 million at the end of the 2012 second quarter. The combination of deferred revenues and unbilled future cloud-based revenues was $244.3 million, up 90 percent from $128.5 million as of June 30, 2012.

-

Operating Income: GAAP operating income was $849,000 for the second quarter of 2013, compared to a loss of $1.8 million in same quarter last year. Non-GAAP* operating income was $3.8 million for the second quarter of 2013, with a non-GAAP operating margin of 5.0 percent, compared to $391,000 and 0.7 percent, respectively, in the second quarter of 2012.

-

Net Income: Preliminary GAAP net income for the second quarter of 2013 was $1.2 million, or $0.06 per diluted share based on 20.9 million weighted average diluted shares outstanding. These results compare to GAAP net loss of $1.1 million, or $0.06 per diluted share, based on 19.2 million weighted average diluted shares outstanding for the same quarter in 2012.

Preliminary Non-GAAP net income for the second quarter of 2013 was $2.9 million, or $0.14 per diluted share, compared to non-GAAP net income of $580,000, or $0.03 per diluted share, for the same quarter in 2012.

The final determination of the company’s GAAP and non-GAAP net income and earnings per diluted share is subject to the completion of the company’s tax provision. The company expects the preparation of its tax provision to be completed by the filing of its Quarterly Report on Form 10-Q. The preliminary GAAP and non-GAAP net income and earnings per diluted share in this release could change materially.

-	Cash, Cash Equivalents, and Investments: As of June 30, 2013, cash, cash equivalents, and investments were $87.4 million.

-

Cash Flows: The company generated $13.6 million in cash flow from operating activities in the second quarter of 2013 and used $9.3 million for capital expenditures, which included expansion of cloud infrastructure to support growth. In addition, $1.9 million was received during the quarter from the exercise of stock options.

* A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Six Months Ended 2013 Financial Highlights:

-

Orders: Total orders increased by 78 percent from the first six months of 2012, with cloud-based orders up 262 percent over the first six months of 2012 to comprise 54 percent of total orders. The company signed 82 contracts over $250,000, including 22 over $1 million, up from 53 and 14 in the first six months of 2012, respectively.

-

Revenues: Total revenues were $149.5 million, an increase of 39 percent over the first six months of 2012. Recurring revenues increased 23 percent to $68.9 million and accounted for 46 percent of total revenues. Cloud-based revenues increased 49 percent to $15.0 million. Product revenues were $55.9 million and services revenues were $24.6 million, up 43 percent and 99 percent, respectively, compared to the first six months of 2012.

-

Operating Income: GAAP operating income was $4.3 million for the first six months of 2013, compared to a loss of $1.5 million over same period last year. Non-GAAP operating income was $10.0 million for the first six months of 2013, with a non-GAAP operating margin of 6.7 percent, compared to $2.8 million and 2.6 percent, respectively, during the same period last year.

-

Net Income: Preliminary GAAP net income for the first six months of 2013 was $2.6 million, or $0.13 per diluted share based on 20.8 million weighted average diluted shares outstanding. These results compare to a GAAP net loss of $919,000, or $(0.05) per diluted share based on 19.2 million weighted average diluted shares outstanding for the same period in 2012. Preliminary GAAP net income for the six months ended June 30, 2013 includes an income tax benefit related to a change in the company’s approach to current year transfer pricing for its foreign subsidiaries and the 2012 U.S. Federal research tax credit of $600,000 recognized in the first quarter of 2013.

Preliminary Non-GAAP net income for the first six months of 2013 was $6.5 million, or $0.31 per diluted share, compared to non-GAAP net income of $2.4 million, or $0.13 per diluted share for the same period in 2012.

See our comment under the second quarter financial highlights regarding the completion of the tax provision.

Additional Second Quarter 2013 and Recent Highlights:

-	Interactive Intelligence was once again positioned in the “Leaders” quadrant in Gartner’s 2013 Magic Quadrant for Contact Center Infrastructure report.

-	The company received the 2013 IP Contact Center Technology Pioneer Award from CUSTOMER Magazine for its cloud-based CaaS Small Center℠ solution.

-

Interactive Intelligence released a major upgrade to its debt collection software suite, Latitude Center™, which can be deployed in the cloud or on-premises, and gives creditors, collection agencies, and debt buyers of all sizes a single-vendor source to manage all aspects of their debt collection and recovery process.

-	The company had record attendance at its annual global Interactions 2013 conference, drawing more than 1,800 attendees from 35 countries.

Interactive Intelligence will host a conference call today at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown and the company's CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, please dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence second-quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of contact center, unified communications, and business process automation software and services designed to improve the customer experience. The company’s solutions, which can be deployed via the cloud or on-premises, are ideal for industries such as financial services, insurance, outsourcers, collections and utilities. Interactive Intelligence was founded in 1994 and has more than 5,000 customers worldwide. The company is among Software Magazine’s 2013 Top 500 Global Software and Service Providers, and is the recipient of TMC’s Cloud Computing Magazine’s 2012 Cloud Computing Excellence Award. It has received Frost & Sullivan’s Company of the Year Award, Contact Center Systems, North America, for the last two consecutive years. Interactive Intelligence employs more than 1,500 people and is headquartered in Indianapolis, Indiana. The company has offices throughout North America, Latin America,

Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or ; on the Net: www.inin.com.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense and the the amortization of certain intangible assets related to acquisitions by the company, and adjust for non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense and amortization of intangibles related to acquisitions amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense and amortization of intangibles amounts related to acquisitions for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among  the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Stephen R. Head

Chief Financial Officer

Interactive Intelligence

+1 317.715.8412

Seth Potter

Investor Relations

ICR, Inc.

+1 646.277.1230

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenues:
Product	$ 27,909	$ 19,662	$ 55,900	$ 39,097
Recurring	35,106	28,398	68,933	56,037
Services	13,227	6,721	24,647	12,415
Total revenues	76,242	54,781	149,480	107,549
Costs of revenues:
Costs of product	7,214	6,000	15,092	11,651
Costs of recurring	10,233	7,838	20,375	15,079
Costs of services	9,846	4,825	17,707	9,059
Amortization of intangible assets	49	35	98	70
Total costs of revenues	27,342	18,698	53,272	35,859
Gross profit	48,900	36,083	96,208	71,690
Operating expenses:
Sales and marketing	25,831	19,631	49,123	37,393
Research and development	13,168	10,966	25,692	21,345
General and administrative	8,584	6,943	16,198	13,832
Amortization of intangible assets	468	350	931	651
Total operating expenses	48,051	37,890	91,944	73,221
Operating income (loss)	849	(1,807)	4,264	(1,531)
Other income (expense):
Interest income, net	250	167	449	348
Other income (expense)	27	92	(1,375)	(92)
Total other income (expense)	277	259	(926)	256
Income (loss) before income taxes	1,126	(1,548)	3,338	(1,275)
Income tax expense (benefit)	(38)	(440)	717	(356)
Net income (loss)	$ 1,164	$ (1,108)	$ 2,621	$ (919)
Other comprehensive income (loss):
Foreign currency translation adjustment	$ 17	$ (1,164)	$ 122	$ (783)
Net unrealized investment (loss) gain - net of tax	(166)	(50)	(198)	182
Comprehensive income (loss)	$ 1,015	$ (2,322)	$ 2,545	$ (1,520)

Net income (loss) per share:
Basic	$ 0.06	(0.06)	$ 0.13	(0.05)
Diluted	0.06	(0.06)	0.13	(0.05)

Shares used to compute net income (loss) per share:
Basic	19,946	19,213	19,826	19,156
Diluted	20,935	19,213	20,847	19,156

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Recurring revenue, as reported	$ 35,106	$ 28,398	$ 68,933	$ 56,037
Purchase accounting adjustments	63	70	148	200
Non-GAAP recurring revenue	$ 35,169	$ 28,468	$ 69,081	$ 56,237

Recurring revenue gross profit as reported	$ 24,873	$ 20,560	$ 48,558	$ 40,958
Purchase accounting adjustments	63	70	148	200
Non-cash stock-based compensation expense	208	130	375	253
Non-GAAP recurring revenue gross profit	$ 25,144	$ 20,760	$ 49,081	$ 41,411
Non-GAAP recurring revenue gross margin	71.5%	72.9%	71.0%	73.6%
	.
Services revenue, as reported	$ 13,227	$ 6,721	$ 24,647	$ 12,415
Purchase accounting adjustments	-	-	-	-
Non-GAAP services revenue	$ 13,227	$ 6,721	$ 24,647	$ 12,415

Services revenue gross profit as reported	$ 3,381	$ 1,896	$ 6,940	$ 3,356
Purchase accounting adjustments	-	-	-	-
Non-cash stock-based compensation expense	67	42	116	76
Non-GAAP services revenue gross profit	$ 3,448	$ 1,938	$ 7,056	$ 3,432
Non-GAAP services revenue gross margin	26.1%	28.8%	28.6%	27.6%

Total revenue, as reported	$ 76,242	$ 54,781	$ 149,480	$ 107,549
Purchase accounting adjustments	63	70	148	200
Non-GAAP total revenue	$ 76,305	$ 54,851	$ 149,628	$ 107,749

Gross Profit	$ 48,900	$ 36,083	$ 96,208	$ 71,690
Revenue adjustments	63	70	148	200
Technology	49	35	98	70
Non-cash stock-based compensation expense	275	172	491	329
Non-GAAP gross profit	$ 49,287	$ 36,360	$ 96,945	$ 72,289
Non-GAAP gross margin	64.6%	66.3%	64.8%	67.1%

Operating income (loss) , as reported	$ 849	$ (1,807)	$ 4,264	$ (1,531)
Purchase accounting adjustments	607	484	1,218	1,072
Non-cash stock-based compensation expense	2,361	1,714	4,535	3,293
Non-GAAP operating income	$ 3,817	$ 391	$ 10,017	$ 2,834
Non-GAAP operating margin	5.0%	0.7%	6.7%	2.6%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income (loss), as reported	$ 1,164	$ (1,108)	$ 2,621	$ (919)

Purchase accounting adjustments:
Increase to revenues	63	70	148	200
Reduction of operating expenses:
Customer Relationships	423	305	841	558
Technology	49	35	98	70
Non-compete agreements	45	45	90	90
Acquisition Costs	27	29	41	154
Total	607	484	1,218	1,072
Non-cash stock-based compensation expense:
Cost of recurring revenues	208	130	375	253
Cost of services revenues	67	42	116	76
Sales and marketing	817	569	1,625	1,101
Research and development	693	473	1,309	870
General and administrative	576	500	1,110	993
Total	2,361	1,714	4,535	3,293
Non-GAAP income tax expense adjustment	(1,211)	(510)	(1,851)	(1,012)
Non-GAAP net income	$ 2,921	$ 580	$ 6,523	$ 2,434

Diluted EPS, as reported	$ 0.06	$ (0.06)	$ 0.13	$ (0.05)
Purchase accounting adjustments	0.03	0.03	0.05	0.06
Non-cash stock-based compensation expense	0.11	0.09	0.22	0.17
Non-GAAP income tax expense adjustment	(0.06)	(0.03)	$ (0.09)	(0.05)
Non-GAAP diluted EPS	$ 0.14	$ 0.03	$ 0.31	$ 0.13

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June	December
	2013	2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 43,051	$ 45,057
Short-term investments	32,745	23,816
Accounts receivable, net	70,312	68,409
Deferred tax assets, net	17,853	16,600
Prepaid expenses	19,157	15,565
Other current assets	10,439	5,958
Total current assets	193,557	175,405
Long-term investments	11,563	11,757
Property and equipment, net	34,592	26,816
Goodwill	38,378	38,723
Intangible assets, net	21,595	22,676
Other assets, net	6,373	6,419
Total assets	$ 306,058	$ 281,796

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$ 7,953	$ 8,796
Accrued liabilities	12,915	23,008
Accrued compensation and related expenses	11,678	10,240
Deferred product revenues	12,152	5,999
Deferred services revenues	70,711	67,893
Total current liabilities	115,409	115,936
Long-term deferred revenues	25,460	18,000
Deferred tax liabilities, net	2,153	99
Other long-term liabilities	4,240	3,644
Total liabilities	$ 147,262	$ 137,679

Shareholders' equity:
Preferred stock	-	-
Common stock	200	194
Additional paid-in-capital	145,487	133,359
Accumulated other comprehensive loss	(751)	(675)
Retained earnings	13,860	11,239
Total shareholders' equity	158,796	144,117
Total liabilities and shareholders' equity	$ 306,058	$ 281,796

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended
	June 30,
	2013	2012
	(unaudited)
Operating activities:
Net income (loss)	$ 2,621	$ (919)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,024	2,901
Amortization	950	747
Other non-cash items	1,334	120
Stock-based compensation expense	4,532	3,294
Tax benefits from stock-based payment arrangements	(528)	(144)
Deferred income tax	801	(2,224)
Amortization (accretion) of investment premium (discount)	(385)	294
Loss on disposal of fixed assets	-	25
Changes in operating assets and liabilities:
Accounts receivable	(1,903)	5,264
Prepaid expenses	(3,592)	(2,102)
Other current assets	(4,481)	(178)
Other assets	377	(196)
Accounts payable	281	(392)
Accrued liabilities	(10,207)	1,072
Accrued compensation and related expenses	1,438	(1,507)
Deferred product revenues	6,025	970
Deferred services revenues	10,271	552
Net cash provided by operating activities	12,558	7,577

Investing activities:
Sales of available-for-sale investments	13,576	27,487
Purchases of available-for-sale investments	(22,100)	(24,161)
Purchases of property and equipment	(12,893)	(6,799)
Acquisitions, net of cash	(725)	(11,322)
Unrealized gain on investment	(24)	(1)
Net cash used in investing activities	(22,166)	(14,796)

Financing activities:
Proceeds from stock options exercised	7,569	2,483
Proceeds from issuance of common stock	404	320
Employee taxes withheld for restricted stock units	(899)	(253)
Tax benefits from stock-based payment arrangements	528	144
Net cash provided by financing activities	7,602	2,694
Net decrease in cash and cash equivalents	(2,006)	(4,525)
Cash and cash equivalents, beginning of period	45,057	28,465
Cash and cash equivalents, end of period	$ 43,051	$ 23,940

Cash paid during the period for:
Interest	$ -	$ 4
Income taxes	6,954	86

Other non-cash item:
Purchases of property and equipment payable at end of period	114	174

Supplemental Data
(Dollars in thousands)
(unaudited)

	2012					2013
	Q1	Q2	Q3	Q4	Total	Q1	Q2

Margins (GAAP):
Product	70.9%	69.5%	73.4%	75.2%	72.5%	71.9%	74.2%
Recurring	73.8%	72.4%	72.3%	72.7%	72.8%	70.0%	70.9%
Services	19.7%	22.6%	18.9%	33.5%	24.8%	31.2%	25.6%
Overall	66.8%	65.2%	65.6%	67.9%	66.5%	64.6%	64.1%

Year-over-year Revenue Growth (GAAP):
Product	-4.8%	-18.8%	3.3%	2.5%	-4.5%	44.0%	41.9%
Recurring	31.1%	27.2%	17.9%	31.5%	26.8%	22.4%	23.6%
Services	-8.4%	23.5%	34.7%	71.7%	30.0%	100.6%	96.8%
Overall	10.6%	5.4%	13.7%	22.3%	13.3%	38.8%	39.2%

Orders:
Over $1 million	6	8	9	19	42	8	14
Between $250,000 and $1 million	11	28	28	49	116	31	29

Number of new customers	60	67	65	110	302	74	89

Average new customer order:
Overall	$ 240	$ 349	$ 409	$ 623	$ 440	$ 335	$ 279
Cloud-based	761	557	822	1,134	866	788	456